Exhibit 99.1

DIRECTORS RESOLUTIONS

OF

ALPINE AUTO BROKERS, INC.

(the “Company”)

WHEREAS:

A.	Jason Wilkinson has consented to step down as an officer and as a Member of the Board of Directors of the Company.

B.	Tsz Ting, Ip has consented to act as the new President, CEO, Treasurer and a Member of the Board of Directors of the Company.

BE IT RESOLVED THAT:

1.	Jason Wilkinson, has stepped down as an officer and as a Member of the Board of Directors of the Company.

2.	Tsz Ting, Ip, who has consented to act as a President, Secretary and Treasurer, is appointed as President, Secretary and Treasurer of the Company.

Effective date: June 6 2016

/s/ Jason Wilkinson
JASON WILKINSON

/s/ Tsz Ting, Ip
TSZ TING, IP